Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the reference to our name and the description of our role in the valuation process described in the heading “May 31, 2021 NAV Per Share” in the Current Report on Form 8-K of Black Creek Diversified Property Fund Inc., filed by the Black Creek Diversified Property Fund Inc. with the Securities and Exchange Commission on the date hereof, being incorporated by reference in (i) the Registration Statement on Form S-3 (No. 333-230311) of Black Creek Diversified Property Fund Inc., and the related prospectus, and (ii) the Registration Statement on Form S-8 (No. 333-194237) of Black Creek Diversified Property Fund Inc. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
Altus Group U.S. Inc.
June 15, 2021